UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 23, 2017

CICERO INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-26392	11-2920559
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

8000 Regency Parkway Suite 542 Cary, North Carolina	27518
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (919) 380-5000

____________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 23, 2017, Ryan Levenson notified Cicero Inc. (the “Company”) of his resignation from the Company’s Board of Directors (the “Board”), effective immediately.
Pursuant to Section 7(f) of the Investor Rights Agreement by and among the Company, Privet Fund LP (“Privet Fund”) and John L. Steffens dated July 15, 2015, Privet Fund also notified the Company of its intent to designate Benjamin L. Rosenzweig as a replacement designee to the Board to fill the vacancy resulting from Mr. Levenson’s resignation. For a description of the Investor Rights Agreement, please see the Company’s Form 8-K dated July 15, 2015, which is incorporated herein by reference.
Effective February 23, 2017, the Board appointed Mr. Rosenzweig to the Board.
Mr. Rosenzweig is currently a partner at Privet Fund Management LLC, an investment management firm. Prior to joining Privet Fund Management LLC in September 2008, Mr. Rosenzweig served as an investment banking analyst in the corporate finance group of Alvarez and Marsal from June 2007 until May 2008, where he completed multiple distressed mergers and acquisitions, restructurings, capital formation transactions and similar financial advisory engagements across several industries. Mr. Rosenzweig is currently a Director of Startek, Inc. (NYSE:SRT), PFSweb, Inc. (NASDAQ:PFSW) and Hardinge, Inc. (NASDAQ: HDNG). Mr. Rosenzweig formerly served as a Director of RELM Wireless Corp. (NYSE MKT: RWC). Mr. Rosenzweig graduated magna cum laude from Emory University with a Bachelor of Business Administration degree in Finance and a second major in Economics.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CICERO INC.

By:	/s/ John P. Broderick
Name: John Broderick
Title: Chief Executive Officer

Date: February 28, 2017

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